 Exhibit 99.1
The unaudited pro forma condensed consolidated information has been prepared using estimates based on preliminary amounts and are subject to customary terms and adjustments, including adjustments for working capital.

TESCO CORPORATION
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
(in thousands)

	March 31, 2012 Historical	Balances Attributable to Casing Drilling		March 31, 2012 Pro Forma
Assets
Current assets
Cash and cash equivalents	$17,891	$40,368	(a)	$58,259
Accounts receivable trade, net	132,891	(4,864)		128,027
Inventories, net	127,786	(6,910)		120,876
Income taxes recoverable	3,007	—		3,007
Deferred income taxes	5,866	(1,605)	(b)	4,261
Prepaid and other assets	30,531	—		30,531
Total current assets	317,972	26,989		344,961
Property, plant and equipment, net	207,546	(10,999)		196,547
Goodwill	32,732	—		32,732
Deferred income taxes	12,020	—		12,020
Intangible and other assets, net	6,727	(415)		6,312
Total assets	$576,997	$15,575		$592,572
Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long term debt	$725	$—		$725
Accounts payable	53,779	—		53,779
Deferred revenue	23,392	—		23,392
Warranty reserves	7,472	—		7,472
Income taxes payable	2,057	1,289	(b)	3,346
Accrued and other current liabilities	25,570	—		25,570
Total current liabilities	112,995	1,289		114,284
Long term debt	25,575	—		25,575
Other liabilities	2,623	—		2,623
Deferred income taxes	7,694	699	(b)	8,393
Total liabilities	148,887	1,988		150,875
Shareholders’ equity
Common shares	207,457	—		207,457
Retained earnings	185,152	13,587	(c)	198,739
Accumulated comprehensive income	35,501	—		35,501
Total shareholders’ equity	428,110	13,587		441,697
Total liabilities and shareholders’ equity	$576,997	$15,575		$592,572

TESCO CORPORATION
Pro Forma Condensed Consolidated Statement of Income (Unaudited)
Three months ended March 31, 2012
(in thousands, except per share information)

	Tesco Historical	Operations Attributable to Casing Drilling (d)	Pro Forma Consolidated
Revenue
Products	$68,941	$—	$68,941
Services	83,480	(6,642)	76,838
	152,421	(6,642)	145,779
Operating expenses
Cost of sales and services
Products	52,310	—	52,310
Services	67,485	(6,842)	60,643
	119,795	(6,842)	112,953
Selling, general and administrative	11,063	(108)	10,955
Research and engineering	2,542	(1,339)	1,203
Total operating expenses	133,400	(8,289)	125,111
Operating income	19,021	1,647	20,668
Other expense (income)
Interest expense	(358)	—	(358)
Interest income	(31)	—	(31)
Foreign exchange losses	280	(27)	253
Other expense (income)	(1,332)	—	(1,332)
Total other expense	(1,441)	(27)	(1,468)
Income before income taxes	20,462	1,674	22,136
Income tax provision	6,043	547	6,590
Net income	$14,419	$1,127	$15,546
Earnings per share:
Basic	$0.37		$0.40
Diluted	$0.37		$0.40
Weighted average number of shares:
Basic	38,583		38,583
Diluted	39,066		39,066

TESCO CORPORATION
Pro Forma Condensed Consolidated Statement of Income (Unaudited)
Year ended December 31, 2011
(in thousands, except per share information)

	Tesco Historical	Operations Attributable to Casing Drilling (d)	Pro Forma Consolidated
Revenue
Products	$211,313	$—	$211,313
Services	301,656	(16,241)	285,415
	512,969	(16,241)	496,728
Operating expenses
Cost of sales and services
Products	155,168	—	155,168
Services	253,626	(24,791)	228,835
	408,794	(24,791)	384,003
Selling, general and administrative	49,146	(918)	48,228
Research and engineering	12,512	(7,991)	4,521
Total operating expenses	470,452	(33,700)	436,752
Operating income	42,517	17,459	59,976
Other expense (income)
Interest expense	1,504	—	1,504
Interest income	(2,596)	—	(2,596)
Foreign exchange losses	2,523	(178)	2,345
Other expense (income)	(186)	—	(186)
Total other expense	1,245	(178)	1,067
Income before income taxes	41,272	17,637	58,909
Income tax provision	14,276	5,051	19,327
Net income	$26,996	$12,586	$39,582
Earnings per share:
Basic	$0.71		$1.04
Diluted	$0.69		$1.02
Weighted average number of shares:
Basic	38,211		38,211
Diluted	38,878		38,878

TESCO CORPORATION
Pro Forma Condensed Consolidated Financial Information (Unaudited)

(a)
Estimated net cash proceeds from sale, after estimated working capital adjustments of $2.5 million, estimated employee-related costs of $1.4 million and estimated transaction costs of $0.7 million. Of the $45.0 million of proceeds from the sale, $6.0 million is held in escrow by a third party money market deposit account until certain terms and conditions are satisfied by the Company.

(b)	Estimated income tax effects of the gain on sale of Casing Drilling.

(c)	Estimated after-tax gain on sale, which totals $13.6 million.

(d)
To reflect the removal of the operating results of Casing Drilling as if the transaction occurred on January 1, 2011. For the purposes of this unaudited pro forma condensed consolidated financial information, estimated tax rates of 30% for the three months ended March 31, 2012 and 33% for the twelve months ended December 31, 2011 have been used. The estimated income tax rates are based on applicable enacted statutory tax rates for the periods referenced above.